Exhibit 99.1

Digimarc Reports Fourth Quarter and Fiscal Year 2024 Financial Results

Announces Path to Positive Free Cash Flow

Beaverton, Ore. – February 26, 2025 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the fourth quarter and fiscal year ended December 31, 2024.

“Digital watermarks excel at the identification and authentication of physical goods and digital assets. Recent invention and market development have opened exciting near-term opportunities for us, concentrated around our authentication use cases. In response, we are prioritizing our authentication Go-To-Market efforts for the time being,” said Riley McCormack, Digimarc CEO. “To ensure we fully capitalize on the opportunities immediately in front of us, we have reorganized the company to reflect this near-term focus. We expect these efforts will allow us to achieve positive non-GAAP net income no later than the Fourth Quarter of 2025 and set us up to deliver meaningfully positive free cash flow in Fiscal Year 2026 and beyond.”

Fourth Quarter 2024 Financial Results

Annual recurring revenue (ARR1) as of December 31, 2024 decreased to $20.0 million compared to $22.3 million as of December 31, 2023. The $2.3 million decrease primarily reflects a $5.8 million decrease in ARR due to the expiration of a commercial contract in June 2024, partially offset by an increase in ARR from new and existing commercial contracts.

Subscription revenue for the fourth quarter of 2024 decreased to $5.0 million compared to $5.6 million for the fourth quarter of 2023, primarily reflecting the expiration of a commercial contract in June 2024, partially offset by higher subscription revenue from new and existing commercial contracts.

Service revenue for the fourth quarter of 2024 decreased to $3.6 million compared to $3.7 million for the fourth quarter of 2023, primarily reflecting $0.4 million of lower government service revenue, partially offset by $0.3 million of higher service revenue from HolyGrail 2.0 recycling projects.

Total revenue for the fourth quarter of 2024 decreased to $8.7 million compared to $9.3 million for the fourth quarter of 2023.

Gross profit margin for the fourth quarter of 2024 decreased to 61% compared to 63% for the fourth quarter of 2023. Excluding amortization expense on acquired intangible assets, subscription gross profit margin for the fourth quarter of 2024 decreased to 85% from 87% for the fourth quarter of 2023, while service gross profit margin for the fourth quarter of 2024 increased to 59% from 56% for the fourth quarter of 2023.

Non-GAAP gross profit margin for the fourth quarter of 2024 decreased to 77% compared to 79% for the fourth quarter of 2023.

Operating expenses for the fourth quarter of 2024 decreased to $14.4 million compared to $16.8 million for the fourth quarter of 2023, primarily reflecting lower cash compensation costs of $1.1 million and lower stock compensation costs of $0.8 million.

Non-GAAP operating expenses for the fourth quarter of 2024 decreased to $11.9 million compared to $13.4 million for the fourth quarter of 2023.

Net loss for the fourth quarter of 2024 was $8.6 million or ($0.40) per share compared to $10.6 million or ($0.52) per share for the fourth quarter of 2023.

Non-GAAP net loss for the fourth quarter of 2024 was $4.7 million or ($0.22) per share compared to $5.6 million or ($0.28) per share for the fourth quarter of 2023.

Fiscal Year 2024 Financial Results

Subscription revenue for fiscal year 2024 increased to $22.4 million compared to $19.0 million for fiscal year 2023, primarily reflecting higher subscription revenue from new and existing commercial contracts, partially offset by the expiration of a commercial contract in June 2024.

Service revenue for fiscal year 2024 increased to $16.0 million compared to $15.9 million for fiscal year 2023, primarily reflecting $0.6 million of higher service revenue from HolyGrail 2.0 recycling projects, partially offset by $0.4 million of lower other commercial service revenue and $0.2 million of lower government service revenue.

Total revenue for fiscal year 2024 increased to $38.4 million compared to $34.9 million for fiscal year 2023.

Gross profit margin for fiscal year 2024 increased to 63% compared to 58% for fiscal year 2023. Excluding amortization expense on acquired intangible assets, subscription gross profit margin for fiscal year 2024 increased to 87% from 84% for fiscal year 2023, while service gross profit margin for fiscal year 2024 increased to 59% from 54% for fiscal year 2023.

Non-GAAP gross profit margin for the fiscal year 2024 increased to 78% compared to 76% for fiscal year 2023.

Operating expenses for fiscal year 2024 decreased to $65.5 million compared to $68.4 million for fiscal year 2023, primarily reflecting lower cash compensation costs of $1.5 million, lower stock compensation costs of $0.7 million, lower depreciation and amortization costs of $0.5 million, and lower lease impairment costs of $0.3 million, partially offset by $0.5 million of higher professional services and consulting costs.

Non-GAAP operating expenses for fiscal year 2024 decreased to $53.8 million compared to $55.0 million for fiscal year 2023.

Net loss for fiscal year 2024 was $39.0 million or ($1.83) per share compared to a net loss of $46.0 million or ($2.26) per share for fiscal year 2023.

Non-GAAP net loss for fiscal year 2024 was $21.4 million or ($1.01) per share compared to a net loss of $26.4 million or ($1.30) per share for fiscal year 2023.

At December 31, 2024, cash, cash equivalents, and marketable securities totaled $28.7 million compared to $27.2 million at December 31, 2023.

(1) Annual Recurring Revenue (ARR) is a company performance metric calculated as the aggregation of annualized subscription fees from all of our commercial contracts as of the measurement date.

Conference Call

Digimarc will hold a conference call today (Wednesday, February 26, 2025) to discuss these financial results and to provide a business update. CEO Riley McCormack, CFO Charles Beck and CLO George Karamanos will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s prepared remarks.

The conference call will be broadcast live and available for replay here and in the investor section of the company’s website. The conference call script will also be posted to the company’s website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time:

Toll-Free number: 877-407-0832
International number: 201-689-8433
Conference ID number: 13748469

Company Contact:

Charles Beck

Chief Financial Officer
Charles.Beck@digimarc.com

+1 503-469-4721

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About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is the pioneer and global leader in digital watermarking technologies. For nearly 30 years, Digimarc innovations and intellectual property in digital watermarking have been deployed at massive scale for the identification and the authentication of physical and digital items. A notable example of this is our partnership with a consortium of the world’s central banks to deter counterfeiting of global currency. Digimarc is also instrumental in supporting global industry standards efforts spanning both the physical and digital worlds. In 2023, Digimarc was named to the Fortune 2023 Change the World list and honored as a 2023 Fast Company World Changing Ideas finalist. Learn more at Digimarc.com.

Forward-Looking Statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms, and include, among others, statements regarding the impact of business restructuring and cost control initiatives and the estimated amounts and timing of anticipated cost reductions. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors, including, without limitation, the terms and timing of anticipated contract renewals. More detailed information about risk factors that may affect actual results are outlined in the company’s Form 10-K for the year ended December 31, 2023, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Non-GAAP Financial Measures

This release contains the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating expenses, Non-GAAP net loss, Non-GAAP loss per share (diluted), and free cash flow. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP financial measures are an important measure of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability.  Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing these non-GAAP financial measures, together with the reconciliation to GAAP, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc’s non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.  Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenue:
Subscription	$5,024	$5,599	$22,418	$18,973
Service	3,634	3,685	16,000	15,878
Total revenue	8,658	9,284	38,418	34,851
Cost of revenue:
Subscription (1)	754	711	2,959	2,975
Service (1)	1,490	1,631	6,628	7,252
Amortization expense on acquired intangible assets	1,147	1,113	4,592	4,459
Total cost of revenue	3,391	3,455	14,179	14,686
Gross profit
Subscription (1)	4,270	4,888	19,459	15,998
Service (1)	2,144	2,054	9,372	8,626
Amortization expense on acquired intangible assets	(1,147)	(1,113)	(4,592)	(4,459)
Total gross profit	5,267	5,829	24,239	20,165
Gross profit margin:
Subscription (1)	85%	87%	87%	84%
Service (1)	59%	56%	59%	54%
Total	61%	63%	63%	58%

Operating expenses:
Sales and marketing	4,378	5,639	21,167	22,409
Research, development and engineering	6,336	6,282	26,209	26,577
General and administrative	3,378	4,659	17,073	18,071
Amortization expense on acquired intangible assets	274	265	1,097	1,065
Impairment of lease right of use assets and leasehold improvements	—	—	—	250
Total operating expenses	14,366	16,845	65,546	68,372

Operating loss	(9,099)	(11,016)	(41,307)	(48,207)
Other income, net	473	582	2,341	2,452
Loss before income taxes	(8,626)	(10,434)	(38,966)	(45,755)
Provision for income taxes	(22)	(139)	(44)	(204)
Net loss	$(8,648)	$(10,573)	$(39,010)	$(45,959)

Loss per share:
Loss per share — basic	$(0.40)	$(0.52)	$(1.83)	$(2.26)
Loss per share — diluted	$(0.40)	$(0.52)	$(1.83)	$(2.26)
Weighted average shares outstanding — basic	21,480	20,369	21,261	20,322
Weighted average shares outstanding — diluted	21,480	20,369	21,261	20,322

(1) Cost of revenue, Gross profit and Gross profit margin for Subscription and Service excludes amortization expense on acquired intangible assets.

Digimarc Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP gross profit	$5,267	$5,829	$24,239	$20,165
Amortization of acquired intangible assets	1,147	1,113	4,592	4,459
Amortization and write-off of other intangible assets	134	140	544	573
Stock-based compensation	143	260	706	1,126
Non-GAAP gross profit	$6,691	$7,342	$30,081	$26,323
Non-GAAP gross profit margin	77%	79%	78%	76%

GAAP operating expenses	$14,366	$16,845	$65,546	$68,372
Depreciation and write-off of property and equipment	(158)	(210)	(728)	(1,121)
Amortization of acquired intangible assets	(274)	(265)	(1,097)	(1,065)
Amortization and write-off of other intangible assets	(35)	(117)	(276)	(393)
Amortization of lease right of use assets under operating leases	(95)	(91)	(358)	(517)
Stock-based compensation	(1,947)	(2,752)	(9,323)	(10,032)
Impairment of lease right of use assets and leasehold improvements	—	—	—	(250)
Non-GAAP operating expenses	$11,857	$13,410	$53,764	$54,994

GAAP net loss	$(8,648)	$(10,573)	$(39,010)	$(45,959)
Total adjustments to gross profit	1,424	1,513	5,842	6,158
Total adjustments to operating expenses	2,509	3,435	11,782	13,378
Non-GAAP net loss	$(4,715)	$(5,625)	$(21,386)	$(26,423)

GAAP loss per share (diluted)	$(0.40)	$(0.52)	$(1.83)	$(2.26)
Non-GAAP net loss	$(4,715)	$(5,625)	$(21,386)	$(26,423)
Non-GAAP loss per share (diluted)	$(0.22)	$(0.28)	$(1.01)	$(1.30)

Free cash flow
Cash flows from operating activities	$(4,235)	$(5,316)	$(26,572)	$(21,995)
Purchase of property and equipment	(13)	(106)	(212)	(314)
Capitalized patent costs	(118)	(131)	(431)	(426)
Free cash flow	$(4,366)	$(5,553)	$(27,215)	$(22,735)

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	December 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents (1)	$12,365	$21,456
Marketable securities (1)	16,365	5,726
Trade accounts receivable, net	6,412	5,813
Other current assets	4,189	4,085
Total current assets	39,331	37,080
Property and equipment, net	1,040	1,570
Intangibles, net	22,191	28,458
Goodwill	8,532	8,641
Lease right of use assets	3,659	4,017
Other assets	1,013	786
Total assets	$75,766	$80,552

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$5,118	$6,672
Deferred revenue	4,020	5,853
Total current liabilities	9,138	12,525
Long-term lease liabilities	5,213	5,994
Other long-term liabilities	56	106
Total liabilities	14,407	18,625

Shareholders’ equity:
Preferred stock	50	50
Common stock	21	20
Additional paid-in capital	415,049	376,189
Accumulated deficit	(350,778)	(311,768)
Accumulated other comprehensive loss	(2,983)	(2,564)
Total shareholders’ equity	61,359	61,927
Total liabilities and shareholders’ equity	$75,766	$80,552

(1) Aggregate cash, cash equivalents, and marketable securities was $28.7 million and $27.2 million at December 31, 2024 and 2023, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Year Ended
	December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(39,010)	$(45,959)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and write-off of property and equipment	728	1,121
Amortization of acquired intangible assets	5,689	5,524
Amortization and write-off of other intangible assets	820	966
Amortization of lease right of use assets under operating leases	358	517
Stock-based compensation	10,029	11,158
Impairment of lease right of use assets and leasehold improvements	—	250
Increase (decrease) in allowance for doubtful accounts	17	20
Changes in operating assets and liabilities:
Trade accounts receivable	(687)	(335)
Other current assets	(128)	2,200
Other assets	(156)	299
Accounts payable and other accrued liabilities	(1,608)	660
Deferred revenue	(1,838)	1,627
Lease liability and other long-term liabilities	(786)	(43)
Net cash provided by (used in) operating activities	(26,572)	(21,995)

Cash flows from investing activities:
Purchase of property and equipment	(212)	(314)
Capitalized patent costs	(431)	(426)
Proceeds from maturities of marketable securities	22,555	27,664
Purchases of marketable securities	(33,194)	(14,363)
Net cash provided by (used in) investing activities	(11,282)	12,561

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	32,218	—
Purchase of common stock	(3,416)	(2,724)
Repayment of loans	(37)	(36)
Net cash provided by (used in) financing activities	28,765	(2,760)
Effect of exchange rate on cash	(2)	52
Net increase (decrease) in cash and cash equivalents	$(9,091)	$(12,142)

Cash, cash equivalents and marketable securities at beginning of period	27,182	52,542
Cash, cash equivalents and marketable securities at end of period	28,730	27,182
Net increase (decrease) in cash, cash equivalents and marketable securities	$1,548	$(25,360)

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